BREAKTHROUGH SIMPLICITY

Understanding the Stock Option Exchange Program

June 2, 2003

SKYWORKS

Summary of Presentation

- Our Company's stock option program in general
- The Voluntary Employee Stock Option Exchange Program
  - Design
  - Potential Benefits
  - Risks
- How to participate in the Employee Stock Option Exchange Program
- Other Resources & Information on the Employee Stock Option Exchange Program

This presentation and the information contained in it are provided for informational purposes and are a summary only. For complete details and the full terms and conditions of the Employee Stock Option Exchange Program, refer to the Tender Offer and related documents

SKYWORKS

Our Company Stock Option Program Goals

- Motivate employees by sharing the market-based financial success that they've helped create
- Create an ownership culture in which employees think like owners, aligning employees' and stockholders' interests
- Attract and retain the superior talent we need to succeed—today and in the future

How Stock Options Work

- Exercise price is set on grant date
- You may exercise the option (purchase the shares) in the future, anytime after the option vests
- Positive difference between the exercise price and the market price of the stock on the exercise date is your profit (less applicable taxes)

Example Chart



$15
$10
Market price
Exercise price
Profit
Grant Date
TIME
Exercise Date

Example: Cashless Exercise

- Options granted with exercise price of $10.00
- Vested options exercised in the future with market price of $15.00
- ($15.00 – $10.00) = $5.00 *profit* per option
- A vested grant of 1,000 options would yield a *total profit* of $5,000

SKYWORKS

Our Current Issues: Underwater Options

- Skyworks' stock price has declined over the past few years
- In many cases market price of stock is significantly less than employee's options exercise price—these options are "underwater"

Example Chart



Exercise price
$10
Market price
$5
Underwater
TIME
Grant Date

Example:

- Options granted with exercise price of $10.00
- Market price decreases to $5.00 in the future
- Vested options are not exercised because no profit can be made
  - ($5.00 – $10.00) = $5.00 *loss* per option; options are "underwater"

SKYWORKS

Influences On Our Stock Price


WE DIRECTLY CONTROL
Product development
Customer service
Operational efficiency
Speed to market
WHICH INFLUENCES
Revenue growth
Profitability
WHICH INFLUENCES
Our Stock $
WHICH INFLUENCES
EXTERNAL FACTORS
High technology recession
Global economy
Political events
General investor confidence
Outside of our control
WHICH INFLUENCES

SKYWORKS

Possibilities for Potentially Restoring Option Value

- We must meet our stock option program goals and stay accountable to our stockholders for company performance

Possible Actions

- **Do nothing**
- **Supplemental option grants**
- **Reprice options**
- ***Option exchange***

- Stock option exchange balances benefits to stakeholders:

  Potentially increases incentive and retention value of options by allowing employees a *voluntary* opportunity to exchange underwater options today for new "at-the-money" options in the future

SKYWORKS

How the Option Exchange Works

- If you have eligible options, you have a choice:

MAINTAIN

- Keep your outstanding option grant(s) and exercise price(s)
- Option exchange will not affect any of the terms of your current outstanding option grants
- IRS may assert that the Offer is a modification, which could impact your tax position vis-à-vis ISOs (See Q&A 45)

OR

EXCHANGE

- Tender any or all eligible option grant(s), which will be cancelled
- In return, receive a new grant at a new market exercise price approximately 6 months after the cancellation date. This new grant date is currently expected to be January 2004)

SKYWORKS

Eligibility

Basic Eligibility Criteria	Rationale
Regular employees of Skyworks *except for*	• Addresses broad-based option holders
Board members and executive officers (Section 16b)	• In recognition of shareholder concerns, members of the Board of Directors and executive officers will not participate
Eligible options with exercise prices at or above $13.00	• One of the primary purposes of this exchange is to potentially restore the motivational impact of existing options that are significantly underwater • We believe options below $13.00 still have potential value and will continue to meet stock option program goals

SKYWORKS

Exchange Ratios

- The exchange ratio depends on the exercise price of the options you have now (*i.e.*, the extent to which they are underwater)

Exercise Price of Eligible Options	Number of Eligible Option Shares Exchanged	Number of New Option Shares to Be Granted
$13.00 - $14.9999	1	1
$15.00 - $24.9999	1.5	1
$25.00 and above	2	1

SKYWORKS

Example of Exchange

If you exchange …

An option to purchase 1,000 shares granted on April 4, 2001 with an exercise price of $13.56 per share

… in exchange you will receive:

An option to purchase 1,000 shares at an exercise price equal to the closing price on the new option grant date

1:1

Example of Exchange

If you exchange …

An option to purchase 1,000 shares granted on April 3, 2002 with an exercise price of $21.31 per share

… in exchange you will receive:

An option to purchase 667 shares at an exercise price equal to the closing price on the new option grant date

1.5:1

Example of Exchange

If you exchange …

An option to purchase 1,000 shares granted on July 24, 2000 with an exercise price of $66.41 per share

… in exchange you will receive:

An option to purchase 500 shares at an exercise price equal to the closing price on the new option grant date

2:1

SKYWORKS

Some Additional Conditions

- You do not have to exchange all your eligible option grants to participate (if you have more than one)
- Option grants must be exchanged in their entirety
  - Partial exchanges of an individual option grant are not allowed
- You must be employed by the Company on the new option grant date to receive the new option grant
- If you elect to tender any eligible option grants for exchange, you must also agree to exchange any options granted to you in the six months preceding the offer date, even if their exercise price is less than $13.00 per share

Sample Election Form


EXAMPLE

Sample Withdrawal Form



EXAMPLE
I hereby elect to withdraw from the employee stock option exchange program, and revoke all previously submitted Election Forms.

Key Terms of the New Option Grant

- **Grant date**: New options will be granted at least 6 months and 1 day after the cancellation date
  - Currently expected to be January 2, 2004 – subject to change
- **Exercise price:** The fair market value of our stock on the new option grant date
- **Expiration term of option:** Ten years from new option grant date
- **Type of stock option:** All new options will be non-statutory stock options (NSO), even if you tender an incentive stock option (ISO)

Key Terms of the New Option Grant

Vesting: **Your new options will vest over an 18 month period beginning on the date the new options are granted**

Example

New option

- New grant will be 0% vested (0 shares) on the date the new options are granted
- The options will vest in three substantially equivalent increments (i.e., 1/3rd every 6 months) over an 18 month period commencing on the replacement option grant date



1,200
1,000
800
600
400
200
0
Vested Options
Unvested Options
1,000
333
667
667
333
1,000
Jan 2-04
Jul 2-04
Jan 2-05
Jul 2-05
Time

SKYWORKS

Tax Implications

- Skyworks strongly advises you to consult your financial or tax advisor on your personal situation
- U.S. residents should not be required to recognize income for U.S. Federal income tax purposes at the time of the exchange— no taxes should result by participating in the exchange
- Residents outside of the U.S. may have varying tax consequences depending on the foreign jurisdiction (see the Offer To Exchange for details)
- NSOs do not receive the same favorable tax treatment as ISOs



SKYWORKS

Other Considerations of Participation

- If your employment ends for any reason before the new options are granted, you will not receive any new options and your cancelled options will not be reinstated
- Stock price may rebound during the 6-month and 1-day period
  - New grant could have a higher exercise price than the grant(s) you exchanged
- Other considerations regarding participation with the stock exchange program
  - For details, refer to the Stock Option Exchange Program documents

SKYWORKS

Deciding Whether to Participate in the Employee Option Exchange Program

- Neither Skyworks nor its Board of Directors makes any recommendation as to whether you should participate in the Employee Stock Option Exchange Program
- Neither Skyworks nor its Board of Directors has authorized any person to make any such recommendation on behalf of Skyworks
- Skyworks cannot help you make your decision about whether to participate
- You should consult with your personal financial, legal and/or tax advisors; and understand the risks before making any decision about whether to participate

SKYWORKS

How To Participate in the Exchange

- Read all the option exchange material sent to you by the Company

- If you elect to participate:
  - Complete and sign the election form and return it to the Skyworks Stock Administration office by 5:00 PM Eastern Daylight Saving Time on July 1, 2003 in one of the following ways:
    1) By fax at one of the following numbers: (781) 376-3485; (781) 376-3484; (781) 376-3370
    2) By hand delivery to the Skyworks Stock Administration office, 20 Sylvan Road, Woburn, Massachusetts
    3) By mail, courier or other reliable delivery means (email will not be accepted)

The method of delivery is at your sole election and risk, and your completed, signed Election Form must actually be received in the Skyworks Stock Administration office by the deadline. THERE WILL BE NO EXCEPTIONS.

- Skyworks will confirm receipt of your election form as promptly as practicable,
  - *However*, if your election form is faxed, you *MUST* retain your confirmation of transmission printed by your fax machine

- No action required if you choose not to participate

SKYWORKS

Additional Information

- Letter from David Aldrich announcing Offer to Exchange Options
- Offer to Exchange, including Questions and Answers
- Election Form & Withdrawal Form (forms include statement of your eligible option grants)
- Full Tender Offer and related documents

Important Dates*

July 1, 2003 5:00 PM, EDT**	July 1, 2003	January 2, 2004
Deadline for electing to participate in the exchange (or for withdrawing a previous election) All properly completed and signed election and withdrawal forms *MUST BE* ***RECEIVED*** *BY THIS DATE AND TIME*	Cancellation date: expected date on which all tendered options will be cancelled	New option grant date: the expected date on or after which new options will be granted

* All dates are subject to change in the event the offer period is extended.

** EDT = Eastern Daylight Saving Time (*i.e.*, the time zone in Woburn, MA)

SKYWORKS

For More Information

- You should carefully read all of the Employee Stock Option Exchange Program documents;

- If you have further questions
  - E-mail stockadmin@skyworksinc.com or
  - Contact Skyworks Stock Administration at **(781) 376 - 3260**

This presentation and the information contained in it are provided for informational purposes and are a summary only. For complete details and the full terms and conditions of the Employee Stock Option Exchange Program, refer to the Tender Offer and related documents

SKYWORKS